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                                                                     Exhibit 4.1


                             AIRSPAN NETWORKS INC.

                               AND SUBSIDIARIES



                       2000 EMPLOYEE STOCK PURCHASE PLAN

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                             AIRSPAN NETWORKS INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                     As approved by the Board of Directors
                         on May 17, 2000 and Airspan's
                         Shareholders on May 24, 2000

Airspan Networks Inc. (the "Company") does hereby establish its 2000 Employee Stock Purchase Plan as follows:

1.   Purpose of the Plan.

     The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company with a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

2.   Definitions.

     2.1 "Base pay" means regular base salary, excluding bonus or other special payments.

     2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from their paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times and will be remitted to a separate deposit account within twenty days of the deduction from the paycheck.

3.   Employees Eligible to Participate.

     Any permanent employee of the Company or any of its subsidiaries who is in the employ of the Company or subsidiary on an Offering commencement date is eligible to participate in that Offering.

4.   Offerings.

     There will be six separate consecutive offerings (each an "Offering") pursuant to the Plan. The first Offering shall commence on the date on which the Company's registration statement for the registration under the Securities Act of 1933, as amended, of shares of the common stock of the Company becomes effective (the "IPO Date"), and shall continue through July 31, 2001. Thereafter, Offerings shall commence on each subsequent August 1 and shall last for a period of one year, and the final Offering under this Plan shall commence on August 1, 2005 and terminate on July 31, 2006. In order to become eligible to purchase shares, an employee must sign an Enrolment Agreement, and any other necessary papers on or before the commencement date (the IPO Date or August 1, as applicable) of the particular Offering in which they wish to participate. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

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5.   Price.

     5.1  The first Offering

          The purchase price per share shall be the lesser of (1) 85% of the initial issue price of the stock at IPO; or (2) 85% of the fair market value of the stock on the last business day of the first Offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

     5.2  Subsequent Offerings

          The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the Offering date; or (2) 85% of the fair market value of the stock on the last business day of the Offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

6.   Offering Date.

     The "Offering date" as used in this Plan shall be the commencement date of the Offering, if such date is a regular business day in the United States, or the first regular business day in the United States following such commencement date. A different date may be set by resolution of the Board.

7.   Number of Shares to be Offered.

     The maximum number of shares that will be offered under the Plan is 500,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

8.   Participation.

     8.1 An eligible employee may become a participant by completing an Enrolment Agreement (See Attachment 1) provided by the Company and filing it with Shareholder Services prior to the Commencement of the Offering to which it relates.

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9.   Payroll Deductions.

     9.1 At the time a participant files their authorization for a payroll deduction, they shall elect to have deductions made from their pay on each payday during the time they are a participant in an Offering at the rate of 2%, 4%, 6%, 8%, or 10% of their base pay.

     9.2 Payroll deductions for a participant shall commence on the Offering date and shall end on the termination date of such Offering unless earlier terminated by the employee as provided in Paragraph 14.

     9.3 All payroll deductions made for a participant shall be credited to their account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

     9.4 A participant may discontinue their participation in the Plan as provided in Section 14. In addition, they may reduce their contribution once during an Offering, but no other change can be made during an Offering.

10.  Granting of Option.

     On the Offering date, this Plan shall be deemed to have granted to the participant an option for as many shares as they will be able to purchase with the payroll deductions credited to their account during their participation in that Offering.

11.  Exercise of Option.

     Each employee who continues to be a participant in an Offering on the last business day of that Offering shall be deemed to have exercised their option on such date and shall be deemed to have purchased from the Company such number of shares of common stock reserved for the purpose of the Plan as their accumulated payroll deductions on such date will pay for at the purchase price.

12.  Employee's Rights as a Shareholder.

     No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

13.  Evidence of Stock Ownership.

     13.1 Promptly following the end of each Offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

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     13.2 The participant may direct, by written notice to the Company at the time of their enrolment in the Plan, that their ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     13.3 A participant subject to payment of U.S. income taxes shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in their account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to them.

     13.4 A participant who is not subject to payment of U.S. income taxes may move their shares to another brokerage account of their choosing or request that a stock certificate be issued and delivered to them at any time, without regard to the satisfaction of the Section 423(a) holding period.

14.  Withdrawal.

     14.1 An employee may withdraw from an Offering, in whole but not in part, at any time prior to the last business day of such Offering by delivering a Withdrawal Notice (see Attachment 2) to the Company, in which event the Company will refund the entire balance of their deductions as soon as practicable thereafter.

     14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrolment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next Offering following their withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 they may not re-enter the Plan before the beginning of the second Offering following their withdrawal.

15.  Carryover of Account.

     At the termination of each Offering, the Company shall automatically re-enroll the employee in the next Offering, and the balance in the employee's account shall be used for option exercises in the new Offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to them.

16.  Interest.

     Interest earned on the account will be distributed pro-rata between the employees on the basis of the balance in each employee's account. This interest will be added to the total of the payroll deductions when calculating the number of shares which may be purchased.

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17.  Rights Not Transferable.

     No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to their account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

18.  Termination of Employment.

     Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or their estate.

19.  Amendment or Discontinuance of the Plan.

     The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any Offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 500,000 shares the total number of shares to be offered unless shareholder approval is obtained therefor.

20.  Changes in Capitalization.

     In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

21.  Share Ownership.

     Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 425(d) of the Internal Revenue Code of 1986 shall apply in determining share ownership. In addition, no employee shall be allowed to subscribe for any shares under the Plan which permits their rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 for each calendar year in which such right to subscribe is outstanding at any time.

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22.  Administration.

     The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

23.  Notices.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.  Termination of the Plan.

     This Plan shall terminate at the earliest of the following:

     24.1 July 31, 2006.

     24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase as many shares as the balance of their account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of their account will be refunded to them after such purchase.

     24.3 The date the Board acts to terminate the Plan in accordance with
          Section 19 above.

     24.4 The date when all shares reserved under the Plan have been purchased.

25.  Limitations on Sale of Stock Purchased under the Plan.

     The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of their own affairs. An employee, therefore, may sell stock purchased under the Plan at any time they choose, subject to the Company's policy on Insider Trading and compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

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26.  Governmental Regulation.

     The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

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                                 ATTACHMENT 1

                             AIRSPAN NETWORKS INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                ENROLMENT FORM


     Your attention is drawn to the following:

     Under current United Kingdom legislation, Employer's National Insurance Contributions are payable by the Company when the employee purchases the shares. This is currently calculated at 12.2% of the `discount', i.e. the difference between the purchase price and the fair market value at the date of the purchase. However, draft legislation has been published in the United Kingdom which will allow the Company to pass on the statutory liability for payment of this to the employee by means of a joint election. Should either this legislation not become law, or should it not be possible under the legislation for the employee to pay all of the Employer's National Insurance Contributions arising on the purchase of shares under this Plan, then this scheme will be terminated immediately, and any deductions already processed through the payroll will be returned forthwith.

     Current legislation in some countries dictates that tax and Employee's and Employer's National Insurance Contributions are payable on exercise of share options. Employees in these countries may wish to consider selling a proportion of their shares in order to provide funds for the payment of these deductions, and in any event the Company may require that the employee makes good the amount of tax (including Employee's and Employer's National Insurance Contributions) arising on the exercise of the option, within 30 days of the exercise of the option or such earlier time as the Company may reasonably require.

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                             AIRSPAN NETWORKS INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                ENROLMENT FORM



I, _____________________________, wish / do not wish  (please delete as appropriate) to apply to participate in the Airspan Networks Inc. 2000 Employee Stock Purchase Plan.


I authorise the Company to deduct an amount from my salary equal to      % of my
base pay, as defined in Paragraph 2.1 of the Plan, per pay run.

I wish my ESPP broker account to be established in the name(s) of:

______________________________     and     ______________________________

I understand that, on exercise, I will be responsible for the relevant tax and Employee's and Employer's National Insurance Contributions (to the extent permitted by law) as noted in Paragraph 11 of the Plan.

I have read and understood the terms and conditions attaching to the Plan.

I understand that the market value of the shares can fall as well as rise.

I understand that if I fail (within seven (7) days of receipt from the Company of a notice requiring the same) to enter into any further agreement or election reasonably required by the Company which will enable me to pay the entirety of the Employer's National Insurance Contributions arising when I purchase shares in the Company under this Plan then my right to purchase shares under this Plan will be suspended and any deduction already processed through the payroll will be returned forthwith to me.



_____________________________________         ______________________________
Signature                                     Date

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                                 ATTACHMENT 2

                             AIRSPAN NETWORKS INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                          WITHDRAWAL / AMENDMENT FORM


I,__________________________________, wish to reduce my contributions to the
Airspan Networks Inc. 2000 Employee Stock Purchase Plan.

I authorise the Company to deduct an amount from my salary equal to      % of my
base pay, as defined in Paragraph 2.1 of the Plan, per pay run commencing from the next pay run to be processed.



I,__________________________________, wish to withdraw from the Airspan
Networks Inc. 2000 Employee Stock Purchase Plan.

I understand that I will not be able to re-enter the plan until the next Offering date.

(Section 16 employees will not be able to re-enter the plan until the next but one Offering date).


_____________________________________         ______________________________
Signature:                                    Date:

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